UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
BIOTE CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

E
x
planatory Note
We are filing the accompanying revised Proxy Statement on Schedule 14A for the sole purpose of including certain Inline eXtensible Business Reporting Language data tagging, which was inadvertently omitted from the original Proxy Statement. There are no other modifications or updates to any disclosures included in the original Proxy Statement.

1875 W. Walnut Hill Ln, #100

Irving, TX 75038

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, May 13, 2025 at 10:00 a.m. Central Time

Dear Stockholders of biote Corp.:

On behalf of our Board of Directors (the “Board of Directors” or “Board”), it is our pleasure to invite you to attend the 2025 annual meeting of stockholders (the “Annual Meeting”) of biote Corp., a Delaware corporation (“Biote,” “Company,” “we,” “us,” and “our”), which will be held virtually on Tuesday, May 13, 2025 at 10:00 a.m. Central Time via live webcast on the Internet at www.proxydocs.com/BTMD, for the following purposes, as more fully described in the accompanying proxy statement:

1.

To elect two Class III directors, Marc D. Beer and Bret Christensen, each to serve until our 2028 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Annual Meeting will be held in a virtual-only meeting format, via live video webcast that will provide stockholders with the ability to attend and participate in the Annual Meeting, vote their shares, and ask questions. Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on March 24, 2025 (the “Record Date”) may attend and participate in the Annual Meeting, including voting and asking questions during the Annual Meeting.

To attend the Annual Meeting, you must visit www.proxydocs.com/BTMD. Upon entry of your control number and other required information, you will receive further instructions via email, that provides you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the attendance process, you must enter the control number located on your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, you may also need to provide the registered name on your account and the name of your broker, bank, or other nominee as part of the attendance process. The Annual Meeting will begin promptly at 10:00 a.m. Central Time on May 13, 2025. We encourage you to access the Annual Meeting webcast prior to the start time. Online check-in will begin at 9:45 a.m. Central Time, and you should allow ample time for the check-in procedures.

The accompanying proxy statement provides detailed information about the Annual Meeting. We encourage you to read the proxy statement carefully and in its entirety. A complete list of our stockholders of record will be available for examination on a reasonably accessible electronic network by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days ending on the day before the Annual Meeting date.

By Order of the Board of Directors

/s/ Mary Elizabeth Conlon
Mary Elizabeth Conlon
Vice President, Business Development, General Counsel and Corporate Secretary

Irving, Texas

April 3, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2025:

The 2025 Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2024 are available at: www.proxydocs.com/BTMD.

YOUR VOTE IS IMPORTANT

You will not be able to attend the Annual Meeting in person. Whether or not you expect to virtually attend the Annual Meeting, you are urged to cast your vote as soon as possible. You may vote your shares via the Internet or via a toll-free telephone number by following the instructions on the proxy card or the voting instruction card you received, as applicable. In addition, you can also vote by mail by following the instructions on the proxy card or the voting instruction card. Submitting a proxy or voting instruction card will not prevent you from attending the Annual Meeting and voting electronically, if you so desire. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote electronically at the Annual Meeting, you must obtain a legal proxy from your broker, bank, or other nominee and submit a copy in advance of the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Annual Meeting. Voting in advance of the Annual Meeting will not limit your right to change your vote or to attend the Annual Meeting.

1875 W. Walnut Hill Ln, #100

Irving, TX 75038

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, May 13, 2025 at 10:00 a.m. Central Time

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why have these proxy materials been made available to me?

This proxy statement and the enclosed form of proxy are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board of Directors” or “Board”) of biote Corp., a Delaware corporation (“Biote,” “Company,” “we,” “us” and “our”), for use at our 2025 annual meeting of stockholders or any adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be held virtually on Tuesday, May 13, 2025 at 10:00 a.m. Central Time via live webcast. You will be able to attend the virtual Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.proxydocs.com/BTMD and entering your control number located on your proxy card or voting instruction form. The proxy materials, including this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2024, will be made available online at www.proxydocs.com/BTMD and mailed to stockholders on or about April 3, 2025.

How do I attend and participate in the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a stockholder at the close of business on March 24, 2025 (the “Record Date”) or if you hold a valid proxy to vote at the Annual Meeting.

We will be hosting the Annual Meeting via the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting via live webcast at www.proxydocs.com/BTMD. In order to attend, participate in, or vote electronically during the Annual Meeting, you will need the control number, which is included on your proxy card or voting instruction form, as applicable.

If your shares are held in “street name” and your voting instruction form indicates that you may vote those shares through www.proxydocs.com/BTMD, then you may access and participate in the Annual Meeting with the control number indicated on that voting instruction form received from your broker, bank or other nominee. Instructions on how to attend and participate in the Annual Meeting, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/BTMD.

Stockholders may submit questions and comments before and during the Annual Meeting. If you would like to submit a question during the Annual Meeting, you may log in at www.proxydocs.com/BTMD using your control number, type your question into the appropriate box, and click “Submit.” During the Annual Meeting, we will spend up to fifteen minutes answering any appropriately submitted stockholder questions that are pertinent to the Company. To the extent time does not allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website soon after the Annual Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

The Annual Meeting will begin promptly at 10:00 a.m. Central Time on May 13, 2025. We encourage you to access the Annual Meeting webcast prior to the start time. Online check-in will begin at approximately 9:45 a.m. Central Time and you should allow ample time for the check-in procedures.

Why is the Company holding the Annual Meeting virtually?

We believe that holding the Annual Meeting in a virtual format enables increased stockholder attendance and participation, while reducing the costs to stockholders and the Company associated with an in-person meeting. This balance provides us an opportunity to actively engage with all stockholders, regardless of size, resources or physical location while allowing the Annual Meeting to remain focused on matters directly relevant to the interests of stockholders in an efficient way.

What if I have technical difficulties or trouble accessing the Annual Meeting?

Should you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, we will have technicians ready to assist you. Please utilize the link on the Annual Meeting portal website titled “Having trouble? Please view the Meeting Access FAQs Guide” as this will have many FAQs as well as a technical support number that can be called before or during the Annual Meeting.

Will a list of record stockholders as of the Record Date be available?

A complete list of our stockholders as of the Record Date will be available for examination on a reasonably accessible electronic network by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days ending on the day before the Annual Meeting date. If you would like to view the list, please email us at ir@biote.com.

Who can vote at the Annual Meeting?

Only stockholders of record as of the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, there were 33,073,277 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), and 21,636,975 shares of Class V voting stock, par value $0.0001 per share (“Class V voting stock” and together with the Class A common stock, the “Common Stock”), outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, as of the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote electronically during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote well before the Annual Meeting to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, as at the close of business on the Record Date, your shares were held not in your name but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by your broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Class A common stock and each share of Class V common stock you own as of the Record Date. Holders of Class A common stock and Class V common stock will vote together as one class on the two proposals.

What am I voting on?

There are two proposals scheduled for a vote at the Annual Meeting:

•

Proposal 1: Election of two Class III directors, Marc D. Beer and Bret Christensen, each to serve until our 2028 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal; and

•	Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

What are my voting choices and what are the Board’s recommendations?

For Proposal 1, you may vote “For” all the nominees to our Board or you may “Withhold” your vote for any nominee you specify. For Proposal 2, you may vote “For” or “Against” or “Abstain” from voting.

The Board recommends that you vote “For” each of the director nominees named in Proposal 1 and “For” Proposal 2.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•

Electronically during the Annual Meeting. To vote electronically during the Annual Meeting, access the Annual Meeting by visiting www.proxydocs.com/BTMD, enter your control number found on your proxy card and follow the instructions on how to vote at www.proxydocs.com/BTMD.

•

By Internet. To vote via the Internet, go to www.proxypush.com/BTMD and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the Company number and control number from your proxy card.

•	By Telephone. To vote over the telephone, dial toll-free 1-866-648-8133 and follow the recorded instructions. You will be asked to provide your control number from your proxy card.

•

Using the Proxy Card. To vote using the proxy card, simply complete, sign and date the proxy card included with your proxy materials and return it promptly in the envelope provided. If you return your signed and dated proxy card to us before the Annual Meeting with your voting selections, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you will receive a voting instruction form with these proxy materials containing voting instructions from that organization rather than from us. To vote prior to the Annual Meeting, simply complete and mail the voting instruction form or follow the voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. You may access and vote during the Annual Meeting by logging in with your control number on your voting instruction form at www.proxydocs.com/BTMD. However, since you are not the shareholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid legal proxy from your broker, bank or other nominee. Accordingly, if you are a beneficial owner and your shares are held in “street name” by your broker, bank or other nominee, you should contact your bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a legal proxy in order to be able to vote electronically during the Annual Meeting.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote through the Internet, by telephone, by completing the proxy card that may be delivered to you or electronically during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director and “For” the ratification of the selection of the Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in “street name” and you do not instruct your broker, bank or other nominee how to vote your shares, your broker, bank or other nominee may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on Proposal 1 in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker, bank, or other nominee by its deadline, your shares may be voted by your broker, bank, or other nominee in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee.

What are “broker non-votes”?

If you are a beneficial owner of shares held in “street name,” you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other nominee to vote your shares. If a beneficial owner of shares held in “street name” does not give instructions to their broker, bank or other nominee, such nominee has discretionary authority to vote such shares with respect to “routine” matters but does not have discretionary authority to vote such shares with respect to “non-routine” matters. For “non-routine” matters for which a broker, bank or other nominee does not have discretionary authority to vote a beneficial owner’s shares, the un-voted shares are generally referred to and counted as “broker non-votes.” The determination of whether a proposal is “routine” or “non-routine” will be made by the NYSE based on NYSE rules that regulate how member brokerage firms are permitted to vote in the absence of instructions from beneficial owners.

Since Proposal 1 is considered to be “non-routine” under NYSE rules, we expect broker non-votes to exist with respect to Proposal 1. However, Proposal 2 is considered to be “routine” under NYSE rules, and therefore we do not expect broker non-votes with respect to Proposal 2.

Can I revoke or change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, then yes, you can revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:

•	you may submit another properly completed proxy card with a later date;

•	you may grant a subsequent proxy by telephone or via the Internet;

•

you may send a timely written notice that you are revoking your proxy to Mary Elizabeth Conlon, Vice President, Business Development, General Counsel and Corporate Secretary, at 1875 W. Walnut Hill Ln, #100, Irving, Texas 75038; or

•	you may attend the Annual Meeting and vote electronically during the meeting. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

How are votes counted and how many votes are needed to approve each proposal?

Votes will be counted by the inspector of election appointed for the Annual Meeting.

•

Proposal 1: For the election of directors, directors are elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. The two Class III nominees receiving the most “For” votes will be elected, provided a quorum is established. Election of directors is not considered a “routine” matter under NYSE rules for which a broker, bank or other nominee will have discretionary authority to vote. Therefore, if you are a beneficial owner and do not give your broker, bank or other nominee voting instructions, the institution that holds your shares may not have discretionary authority to vote your shares with respect to this proposal. Accordingly, only “For” votes will affect the outcome of this proposal. “Withhold” and broker non-votes will have no effect on this proposal.

•

Proposal 2: The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 requires the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, provided a quorum is established. Ratification of the appointment of Deloitte & Touche LLP is typically considered a “routine” matter under NYSE rules for which a broker, bank or other nominee may have discretionary authority to vote and we do not expect there to be any broker non-votes. Therefore, if you are a beneficial owner and do not provide specific voting instructions to your broker, bank or other nominee, the institution that holds your shares may have discretionary authority to vote your shares with respect to this proposal. Abstentions will not be counted as a vote cast either “For” or “Against” this proposal and will have no effect on this proposal.

What if another matter is properly brought before the Annual Meeting?

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. However, if any other matter is properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card as “proxies” to vote on such matter in accordance with their best judgment and in their discretion.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of all outstanding shares of capital stock entitled to vote are present in person or represented by proxy. Virtual attendance at the Annual Meeting constitutes presence in person for purpose of a quorum at the meeting. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended report on Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Under the rules of the U.S. Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the proxy statement for our 2026 annual meeting of stockholders must submit such proposals to our Secretary so as to be received by us at 1875 W. Walnut Hill Ln, #100, Irving, Texas 75038, by close of business on or before December 3, 2025 and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If a stockholder intends to make a director nomination or present a proposal for other business (other than pursuant to Rule 14a-8 under the Exchange Act) at our 2026 annual meeting of stockholders, the stockholder must deliver written notice to our Secretary at the address provided above not later than the close of business on February 12, 2026 nor earlier than the close of business on January 13, 2026; provided, however, that in the event that the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day before the meeting and not later than the later of (i) the close of business on the ninetieth (90th) day before the meeting or (ii) the close of business on the tenth (10th) day following the day on which public announcement of the date of the annual meeting is first made by the Company. We also advise you to review our amended and restated bylaws (“Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations.

In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19(b) under the Exchange Act.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Board is divided into three classes, designated as Class I, Class II and Class III, with each class serving a staggered three-year term. Vacancies on our Board may be filled only by persons elected by a majority of the remaining directors unless our Board determines by resolution that any such vacancies will be filled by our stockholders. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified or until their earlier resignation, removal or death.

Our Board presently has seven members, as follows:

•	the Class I directors, whose terms will expire in 2026, are Andrew R. Heyer and Dana Jacoby;

•	the Class II directors, whose terms will expire in 2027, are Steven J. Heyer, S. Mark Cone and Debra L. Morris; and

•	the Class III directors, whose terms will expire in 2025, are Marc D. Beer and Bret Christensen.

Messrs. Beer and Christensen, each a current Class III director, were recommended for re-election to our Board as Class III director nominees by the Nominating and Corporate Governance Committee of our Board (the “Nominating and Corporate Governance Committee”). Each member of our Board except Ms. Morris and Mr. Christensen was initially elected to our Board pursuant to that certain Business Combination Agreement, dated as of December 13, 2021 (the “Business Combination Agreement”), in connection with a series of transactions (the “Business Combination”) on May 26, 2022 (the “Closing”), by and among Haymaker Acquisition Corp. III, a Delaware corporation (“HYAC”), Haymaker Sponsor III LLC, a Delaware limited liability company (the “Sponsor”), BioTE Holdings, LLC, a Delaware limited liability company after the plan of conversion filed with the Nevada Secretary of State (“Holdings,” inclusive of its direct and indirect subsidiaries, the “BioTE Companies,” and as to its members, the “Members”), BioTE Management, LLC, a Nevada limited liability company, Dr. Gary Donovitz, in his individual capacity, and Ms. Weber, in her capacity as the Members’ representative. If re-elected at the Annual Meeting, each of the Class III director nominees would serve until the annual meeting of stockholders to be held in 2028 and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Each of the Class III director nominees have consented to being named as a director nominee in this proxy statement and each has agreed to serve if elected. We have no reason to believe that any director nominee will be unable to serve if elected.

The biographies below under “Information Regarding Director Nominees and Current Directors” include information, as of the date of this proxy statement, regarding each of the Class III director nominees standing for re-election at the Annual Meeting and each of our Class I and Class II directors continuing to serve on our Board, including their respective ages, as of the date of this proxy statement. Each biography includes information regarding the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and our Board to determine that the applicable director nominee or other current director should serve as a member of our Board.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR

EACH OF THE DIRECTOR NOMINEES FOR CLASS III DIRECTOR

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS

Certain information regarding each of our Class III director nominees and our other directors, including their ages, experience, qualifications, attributes and skills that led our Board to conclude that such individual should serve on our Board, as of the date of this proxy statement, is set forth below.

Name	Age	Position	Director Since
Class I directors continuing in office until the 2026 annual meeting of stockholders
Andrew R. Heyer	67	Director	2022
Dana Jacoby	50	Director	2022
Class II director nominees continuing in office until the 2027 annual meeting of stockholders
Steven J. Heyer	73	Director	2022
S. Mark Cone	62	Director	2022
Debra L. Morris	66	Director	2022
Class III directors for election at the 2025 annual meeting of stockholders
Marc D. Beer	60	Executive Chairman	2022
Bret Christensen	54	Chief Executive Officer and Director	2025

Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders

Andrew R. Heyer, Director. Mr. Andrew R. Heyer has served as a member of our Board since May 2022. Mr. Andrew Heyer previously served as the president and director of HYAC from July 2020 until HYAC completed its business combination in May 2022, and is a finance professional with over 40 years of experience investing in the consumer and consumer-related products and services industries, as well as a senior banker in leveraged finance during which time his clients included many large private equity firms. Mr. Andrew Heyer served as president and director of Haymaker II until it completed its business combination in December 2020 with GPM Investments, LLC (“GPM”) and ARKO Holdings Ltd. (“ARKO Holdings”), which together merged under a new holding company, ARKO Corp. (Nasdaq: ARKO) as part of the business combination, and has remained on the board since such time. Mr. Andrew Heyer was president and director of Haymaker I until it completed its business combination with OneSpaWorld Holdings in March 2019, and has since remained on its board since such time. Currently, Mr. Andrew Heyer is the Chief Executive Officer and founder of Mistral Equity Partners (“Mistral”), a private equity fund manager founded in 2007 that invests in the consumer industry. Prior to founding Mistral in 2007, from 2000 to 2007, Mr. Andrew Heyer served as a Founding Managing Partner of Trimaran Capital Partners, a $1.3 billion private equity fund. Mr. Andrew Heyer was formerly a vice chairman of CIBC World Markets Corp. and a co-head of the CIBC Argosy Merchant Banking Funds from 1995 to 2001. Prior to joining CIBC World Markets Corp. in 1995, Mr. Andrew Heyer was a founder and Managing Director of The Argosy Group L.P. (“Argosy”) from 1985 to 1995. Before Argosy, from 1984 to 1985, Mr. Heyer was a Managing Director at Drexel Burnham Lambert Incorporated and, previous to that, he worked at Shearson/American Express. Mr. Andrew Heyer also currently serves as vice president of Haymaker Acquisition Corp. 4 (“Haymaker 4”) (NYSE: HYAC), a SPAC that has not yet completed its initial public offering. From 1993 through 2009, Mr. Andrew Heyer also served on the board of The Hain Celestial Group, Inc. (Nasdaq: HAIN), a natural and organic food and products company, rejoining the board from 2012 to April 2019. Mr. Andrew Heyer also serves on the board of several private companies owned in whole or in part by Mistral, including Worldwise, Inc., a pet accessories business from 2011 to the present, and The Lovesac Company, Inc. (Nasdaq: LOVE), a branded omni-channel retailer of technology-forward furniture, from 2010 to the present. Mr. Andrew Heyer has also served on the board of Insomnia Cookies, a retailer of desserts open primarily in the evening and nighttime, and on the investment committee of AF Ventures, an investor in high-growth consumer product companies. In the past, Mr. Andrew Heyer has served as a director of XpresSpa Group, Inc. from 2016 to 2019, Las Vegas Sands Corp., a casino company, from 2006 to 2008, El Pollo Loco Holdings, Inc., a casual Mexican restaurant, from 2005 to 2008, and Reddy Ice Holdings, Inc., a manufacturer of packaged ice products, from 2003 to 2006. Mr. Andrew Heyer received his B.Sc. and M.B.A. from the Wharton School of the University of Pennsylvania, graduating magna cum laude. Mr. Andrew Heyer is the brother of Mr. Steven Heyer, who is also a member of our Board. Mr. Andrew Heyer is qualified to serve as a director due to his extensive finance, investment and operations experience, particularly in the consumer and consumer-related products and services industries.

Dana Jacoby, Director. Ms. Dana Jacoby has served as a member of our Board since May 2022 and as a member of the board of managers of Holdings since August 2021. Ms. Jacoby previously served as the chief executive officer of Specialty Networks Consulting from November 2015 to December 2020. In October 2017, Ms. Jacoby founded Vector Medical Group, where she continues to serve as chief executive officer. Ms. Jacoby holds an M.S. in Business and Healthcare, Master of Health Systems from the Robert Wood Johnson Medical School at the University of Medicine and Dentistry of New Jersey and a B.S. in Political Science and Public Relations from Louisiana State University. Ms. Jacoby is qualified to serve as a director due to her extensive leadership experience and background in the industry.

Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders

S. Mark Cone, Director. Dr. Mark Cone has served as a member of our Board since May 2022 and as a member of the board of managers of Holdings since August 2021. Dr. Cone has also served as the market president of Privia Health’s South Texas market (Nasdaq: PRVA) since October 2015 and as the president of Privia Medical Group Gulf Coast since October 2015. Additionally, since December 2013, Dr. Cone has served as vice president of the board of directors of the U.S. Women’s Health Alliance and as chairman of the board of Global Women’s Health Providers, a Cedar Gate Technologies company, since October 2020. Dr. Cone currently serves as chairman of the advisory board for Fannin Surgicare, an outpatient ASC. Prior to these positions, Dr. Cone was the chief executive officer of Complete MD Solutions, a physician management company from December 2014 to October 2015. He holds an M.D. from Baylor College of Medicine and a Bachelor of Science in Biology and Medicine from Texas A&M University. Dr. Cone is qualified to serve as a director due to his extensive industry and leadership experience.

Steven J. Heyer, Director. Mr. Steven J. Heyer has served as a member of our Board since May 2022. Mr. Steven Heyer previously served as HYAC’s chief executive officer and executive chairman from July 2020 until HYAC completed its business combination in May 2022, and has over 40 years of experience in the consumer and consumer-related products and services industries, leading a range of companies and brands. Mr. Steven Heyer has applied his experience and analytical skills in a variety of leadership positions across diverse industry groups, including broadcast media, consumer products, and hotel and leisure companies. Over the past ten years, he has been acting as an advisor and director to, and investor in, several private companies across the consumer subsectors of health and wellness, restaurants, technology, marketing services and technology and furniture. Mr. Steven Heyer currently serves as President and a Director of Haymaker 4 (NYSE: HYAC) and has held this role since July 2023. Mr. Steven Heyer served as the Chief Executive Officer and Chairman of Haymaker Acquisition Corp. II (“Haymaker II”) until it completed its business combination in December 2020 with GPM and ARKO Holdings, which together merged under a new holding company, ARKO Corp. (Nasdaq: ARKO) as part of the business combination, and has remained on its board since such time as a director. Mr. Steven Heyer was Chief Executive Officer and Chairman of Haymaker Acquisition Corp. I (“Haymaker I”) from its formation until it completed its business combination with OneSpaWorld Holdings (Nasdaq: OSW) in March 2019. Since its business combination in March 2019 through June 2023, he served as Vice Chairman on the board of directors of OneSpaWorld Holdings. Mr. Steven Heyer’s operating experiences include: leading the turnaround of Outback Steakhouse as an advisor (from 2010 to 2012); as Chief Executive Officer of Starwood Hotels & Resorts Worldwide (from 2004 until 2007); as President and Chief Operating Officer of The Coca-Cola Company (from 2001 to 2004); as a member of the boards of Coca-Cola FEMSA, and Coca-Cola Enterprises (all from 2001 to 2004); as President and Chief Operating Officer of Turner Broadcasting System, Inc., and a member of AOL Time Warner’s Operating Committee (from 1994 to 2001); as President and Chief Operating Officer of Young & Rubicam Advertising Worldwide (from 1992 to 1994); and before that spending 15 years at Booz Allen & Hamilton, ultimately becoming Senior Vice President and Managing Partner. For the last five years, Mr. Steven Heyer has served on the boards of Lazard Ltd, Lazard Group, and Atkins Nutritionals Inc. (each as further described below) as well as investing in a private capacity in early stage and venture consumer and consumer media companies. Mr. Steven Heyer has extensive board experience, including: the board of Atkins Nutritionals Inc. until

2017, when it was acquired by Conyers Park Acquisition Corp, a publicly traded special purpose acquisition company; Lazard Ltd and Lazard Group (from 2005 to present); the board of WPP Group, a publicly traded digital, internet, and traditional advertising company (from 2000 to 2004); the board of Equifax, the publicly traded consumer credit reporting and insights company (from 2002 to 2003); the board of Omnicare, Inc., a supplier of pharmaceutical care to the elderly (from 2008 to 2015); the board of Vitrue, Inc., a provider of social marketing publishing technologies (from 2007 to 2012); and the board of Internet Security Systems, Inc. a provider of internet security software, appliance, and services (from 2004 to 2005). Mr. Steven Heyer received his B.S. from Cornell University and an M.B.A. from New York University. Mr. Steven Heyer is the brother of Mr. Andrew Heyer, who is also a member of our Board of Directors. Mr. Steven Heyer is qualified to serve as a director due to his extensive operations, management and business background, particularly in the consumer and consumer-related products and services industries.

Debra L. Morris, Director. Ms. Debra L. Morris has served as a member of our Board since November 2022. Ms. Morris has served as president of AccessHope, LLC since November 2024 and was previously the chief financial officer and chief operating officer from May 2024 to October 2024. Previously, Ms. Morris served as the executive vice president and chief financial officer of Apria, Inc. (Nasdaq: APR) from March 2013 through October 2022. Prior to that, Ms. Morris served as chief financial officer of Americas for Sitel Worldwide Corporation from February 2010 to February 2013. Prior to that she served as a partner of Tatum LLC from 2004 to 2010 and as a director from 2008 to 2010 and provided interim and permanent chief financial officer services. From May 2020 to February 2024, Ms. Morris served as a director for Alternative Logistics Technologies, Holdco, LLC (a.k.a EverDriven) where she served as the chair of the audit committee. Since December 2020, Ms. Morris serves as a director of Rexford Industrial (NYSE: REXR) and serves on the audit, compensation and nomination and governance committees. Since January 2025, Ms. Morris serves as a director of Progyny, Inc. (Nasdaq: PGNY) and serves on the compensation committee. Ms. Morris holds a B.S. in Business Administration from Colby Sawyer College in New London, New Hampshire. Ms. Morris is qualified to serve as a director due to her extensive experience serving on public company boards.

Nominees for Election at the 2025 Annual Meeting of Stockholders

Marc D. Beer, Executive Chairman. Mr. Marc D. Beer has served as the Executive Chairman of our Board since May 2022 and as chairman of the board of managers of Holdings since January 2021. Mr. Beer has also served as the chairman of the board of Papyrus Therapeutics Inc. since August 2021, chairman of the board of Origami Surgical LLC since April 2020 and as the chairman of the board of LumeNXT LLC since August 2018. Prior to that, Mr. Beer co-founded Renovia Inc. in August 2016, where he previously held the positions of chairman of the board and chief executive officer and continues to serve as a strategic advisor. Before starting Renovia Inc., Mr. Beer was the chairman of the board of Minerva Neurosciences, Inc. (Nasdaq: NERV) from December 2013 to January 2018. Mr. Beer holds a BS from Miami University. Mr. Beer is qualified to serve as a director due to his significant leadership background and industry experience.

Mr. Christensen, Chief Executive Officer and Director. Mr. Bret Christensen has served as our Chief Executive Officer and as a member of the Board since January 2025. Previously, Mr. Christensen served as the president, chief executive officer and director at DermTech, Inc. (OTC: DMTKQ) from May 2023 to September 2024. From May 2017 to May 2023, Mr. Christensen was the chief commercial officer of Insulet Corporation (Nasdaq: PODD), where he oversaw sales growth from approximately $367 million to $1.1 billion. From August 2013 to May 2017, Mr. Christensen served as general manager of Preventive Care at Myriad Genetics, Inc. (Nasdaq: MYGN). Prior to Myriad Genetics, Mr. Christensen held several executive positions at Hologic, Inc. (Nasdaq: HOLX), including vice president of sales and marketing of its Gynecologic Surgical Products division. Prior to Hologic, Inc., Mr. Christensen led key market development and sales teams at Cytyc Corporation. Mr. Christensen has served as a member of the board of directors of Axena Health since May 2024 and as the chairman since October 2024. Mr. Christensen earned a B.S. in Business Management from Utah Valley University and an MBA from the University of Utah. Mr. Christensen is qualified to serve as a director due to his extensive experience in women’s health and the broader healthcare sector.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines (the “Corporate Governance Guidelines”) require a majority of Board members to be independent. Our Board has determined that all Board members, other than Messrs. Beer and Christensen, are independent under applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”). Mr. Beer is not deemed to be independent under Nasdaq rules by virtue of his role as our Executive Chairman. Mr. Christensen is not deemed to be independent under Nasdaq rules by virtue of his role as our Chief Executive Officer.

Information Regarding Committees of the Board of Directors

The Board has a standing Audit Committee (the “Audit Committee”), Compensation Committee (the “Compensation Committee”), and Nominating and Corporate Governance Committee. The Board has determined that all members of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are independent are under applicable Nasdaq and SEC rules for committee memberships. The Board also determined that each member of the Audit Committee also meets the additional independence criteria set forth in Rule 10A-3(b)(1) under the Exchange Act.

Meetings of our Board of Directors and Committees; Executive Sessions; Annual Meeting Attendance

Our Board is responsible for the oversight of our management and strategy and for establishing corporate policies. Our Board meets periodically during the year to review significant developments affecting us and to act on matters requiring Board approval. Our Board met nine times during the fiscal year ended December 31, 2024. With respect to our Board committees, during the fiscal year ended December 31, 2024, the Audit Committee met six times, the Compensation Committee met six times and the Nominating and Corporate Governance Committee met once. Each then-serving director, except Mr. Steven Heyer, attended 75% or more of the meetings of our Board and of each committee on which he or she served during fiscal year ended December 31, 2024. Mr. Steven Heyer attended approximately 67% of such meetings and was occasionally absent due to scheduling conflicts.

Executive sessions, which are meetings at which only independent directors are present, are regularly scheduled throughout the year, typically at the time of each regular Board meeting and as frequently as such independent directors deem appropriate.

In accordance with our Corporate Governance Guidelines, our directors are encouraged, but not required, to attend each annual meeting of stockholders.

Below is a description of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The written charters of the committees are available on the Governance section of our investor relations website at ir.biote.com.

Audit Committee

The Audit Committee consists of Mses. Morris and Jacoby and Mr. Andrew Heyer, with Ms. Morris serving as chairperson. Our Board has determined that each of Ms. Morris and Mr. Andrew Heyer qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K. The principal functions of the Audit Committee include, among other things:

•

assisting Board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm; the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

•

setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•

meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K prior to us entering into such transaction; and

•

reviewing with management, the independent auditor, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The Compensation Committee consists of Mses. Jacoby and Morris and Dr. Cone, with Ms. Jacoby serving as the chairperson. The principal functions of the Compensation Committee include, among other things:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•

reviewing and making recommendations to our Board with respect to the compensation, and any incentive compensation and equity-based plans that are subject to Board approval of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Compensation Committee Processes and Procedures

The Compensation Committee generally meets quarterly, and with greater frequency if necessary. The Compensation Committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting of the Compensation Committee is usually developed by the chairperson of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding her compensation.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Biote. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq that bear upon an adviser’s independence, the Compensation Committee engaged Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”) as a compensation consultant. The Compensation Committee requested that Aon:

•

provide competitive market data based on the compensation peer group for our executive officer positions, as well as broader technology company survey data, and evaluate how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group and broader technology industry compensate their executives; and

•

provide guidance on other compensation topics including, equity design and programs, burn rates and overhang levels, initial public offering equity compensation plans, and ad hoc market data and practices.

As part of its engagement, Aon was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Aon ultimately developed recommendations that were presented to the Compensation Committee for its consideration.

Generally, the Compensation Committee’s process for determining executive compensation comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than our Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by our Chief Executive Officer. The evaluation of our Chief Executive Officer’s performance is conducted by the Compensation Committee, which determines any adjustments to our Chief Executive Officer’s compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Andrew Heyer and Dr. Cone, with Mr. Andrew Heyer serving as the chairperson. The principal functions of the Nominating and Corporate Governance Committee include, among other things:

•

screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by our Board, and recommending to our Board of Director candidates for nomination for election at annual meetings of stockholders or to fill vacancies on our Board;

•	developing and recommending to our Board and overseeing implementation of our Corporate Governance Guidelines;

•	coordinating and overseeing the annual self-evaluation of the Board of Directors, its committees, individual directors and management in the governance of the Company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

Criteria for Board Membership

The Nominating and Corporate Governance Committee is responsible for assessing the appropriate balance of experience, skills and other characteristics required of our directors. The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements and being older than 21 years of age. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in their field, having the ability to exercise sound business judgment, experience as a member of a board of directors or as an executive officer of another publicly held company, having a diverse personal background, perspective and experience, and having the commitment to rigorously represent the long-term interests of our stockholders. In conducting this assessment, although the Board does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director candidates, the Nominating and Corporate Governance Committee considers diversity of skills, experience, personal background and perspective and other factors as it deems appropriate, given the current needs of our Board and our business, to maintain a balance of knowledge, experience and capability. These qualifications may be modified from time to time. Our board currently consists of seven directors, including two female and five male directors.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Biote during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our Nominating and Corporate Governance Committee also evaluates whether the nominee is independent for Nasdaq purposes, based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. Our Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our Board.

Stockholder Recommendations

The Nominating and Corporate Governance Committee will consider written recommendations from stockholders for director candidates. The Nominating and Corporate Governance Committee considers persons recommended by our stockholders in the same manner as a nominee recommended by our Board members, management or a third-party executive search firm in accordance with the criteria described above. The

Nominating and Corporate Governance Committee evaluates candidates recommended by stockholders using the same criteria it applies to evaluate other candidates. Stockholders who wish to recommend a director candidate should submit the candidate’s name and background information in writing to our Secretary at 1875 W. Walnut Hill Ln, #100, Irving, Texas 75038. Nominating stockholders and nominees must satisfy the requirements set forth in our Bylaws. Any notice of director nomination submitted to Biote must comply with any additional requirements of Rule 14a-19(b) under the Exchange Act.

Board Leadership Structure

Our Bylaws provide our Board with the flexibility to combine or separate the positions of chairperson of the Board and Chief Executive Officer to reflect our evolving needs and strategy, changes in our Board’s composition and leadership needs, as well as other factors, including the views of our stockholders and other stakeholders. Our Corporate Governance Guidelines specify that our Board will select our Chief Executive Officer and chairperson of our Board in the manner that it determines to be in the best interests of our stockholders and, in the event the Board elects as its chairperson a director who is not independent, the Board will also designate a lead independent director. We do not believe there should be a fixed rule regarding the positions of Chief Executive Officer and chairperson being held by different individuals, or whether the chairperson should be an employee of the Company or should be elected from among the non-employee directors. The needs of the Company and the individuals available to assume these roles may require different outcomes at different times, and our Board believes that retaining flexibility in these decisions is in the best interests of the Company and its stockholders.

Pursuant to its charter, the Nominating and Corporate Governance Committee periodically reviews this matter and makes recommendations to our Board. The Nominating and Corporate Governance Committee has recommended, and our Board has determined, that the roles of Chief Executive Officer and chairperson of our Board should be separate. The role of Executive Chairman is currently held by Mr. Beer, who is not deemed to be independent under Nasdaq listing standards. Accordingly, the Board has appointed Mr. Steven Heyer to serve as lead independent director.

The lead independent director is empowered to, among other duties and responsibilities, preside over Board meetings in the absence of the Executive Chairman, act as liaison between the Executive Chairman and the independent directors, preside over meetings of the independent directors, and consult with the Executive Chairman in planning and setting schedules and agendas for Board meetings to be held during the year. As a result, we believe that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, we believe that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Executive Chairman, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.

Role of the Board in Risk Oversight

A key function of our Board is informed oversight of our risk management process. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. Our Board and its committees consider specific risk topics, including risks associated with our strategic plan, business operations, capital structure, information technology, data privacy and cyber security. It is the responsibility of the committee chairpersons to report findings regarding material risk exposures to our Board as quickly as possible.

Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, our guidelines and policies with respect to financial risk management and financial risk assessment, including our major financial risk exposures and the steps taken by management to monitor and control these exposures. Areas of focus for our Audit Committee include our policies and other matters relating to our investments, cash management and foreign exchange management, major financial risk exposures, the adequacy and effectiveness of our information security policies and practices and the internal controls regarding information security, and the steps taken by management to monitor and mitigate or otherwise control these exposures and to identify future risks. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also oversees and reviews with management our major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures.

In connection with its reviews of our business operations and corporate functions, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While our Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to our Board and its committees on such matters.

Communications with The Board of Directors

Our relationship with our stockholders is an important part of our corporate governance program. Engaging with stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with our stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our webcasts for quarterly earnings releases are open to all. These webcasts are available in real time and are archived on our website for a period of time.

Any interested person may communicate directly with the presiding director or the non-management or independent directors as a group. Persons interested in communicating directly with the independent or non-management directors regarding their concerns or issues may do so by addressing written correspondence to a particular director, or to the independent or non-management directors generally, in care of 1875 W. Walnut Hill Ln, #100, Irving, Texas 75038, Attention: Secretary. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the chairperson of the Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee, as applicable.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics (the “Code of Ethics”) applicable to our directors, executive officers and employees that complies with the rules and regulations of Nasdaq, which is available on the Governance section of our investor relations website at ir.biote.com. If we ever were to amend or waive any provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.

Corporate Governance Guidelines
The Board adopted our Corporate Governance Guidelines for the conduct and operation of the Board in order to give our directors a flexible framework for effectively pursuing our objectives for the benefit of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and management succession planning and Board committees and compensation. The Corporate Governance Guidelines are available on the Governance section of our investor relations website at
ir.biote.com
.
Insider Trading Arrangements and Policies
The Board has adopted the biote Corp. Insider Trading Policy (the “
Insider Trading Policy
”), governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees, that are reasonably designed to promote compliance with insider trading laws, rules and regulations. The Company also has procedures designed to further the foregoing purposes. The Company has not adopted a similar policy or procedures applicable to the Company. We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. The Insider Trading Policy also prohibits hedging or monetization transactions with respect to our Common Stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, the Insider Trading Policy prohibits trading in derivative securities related to our Common Stock, which include publicly traded call and put options, engaging in short selling of our Common Stock, purchasing our Common Stock on margin or holding it in a margin account and pledging our shares as collateral for a loan. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form
10-K
for the year ended December 31, 2024.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2024 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors:

Andrew R. Heyer (Chairperson)

Steven J. Heyer

Dana Jacoby

Debra L. Morris

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte has served as our independent registered public accounting firm since 2021. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholders’ ratification of the selection of Deloitte as our independent registered public accounting firm. However, the Board of Directors is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Biote and our stockholders.

Principal Accountant Fees and Services

The following tables present the aggregate fees billed by Deloitte for the fiscal years ended December 31, 2024 and 2023.

	Fiscal Year
Deloitte	2024	2023
Audit fees(1)	$1,094,920	$738,200
Audit-related fees(2)	65,000	306,400
Tax fees(3)	1,123,584	1,270,866
All other fees	—	—

Total fees	$2,283,504	$2,315,466

(1)

Audit fees consisted of fees billed for professional services rendered for the audit of the Company’s 2024 and 2023 consolidated financial statements and the reviews of 2024 and 2023 interim condensed consolidated financial statements.

(2)

Audit-related fees consisted of fees billed for audit services provided in connection with other regulatory filings and offerings, including the regulatory filings associated with the business combination and related financings.

(3)	Tax fees consisted of fees billed for professional services relating to tax compliance services.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE RATIFICATION OF DELOITTE & TOUCHE LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INFORMATION REGARDING EXECUTIVE OFFICERS

The following table sets forth, for our executive officers, their ages and position held with us as of April 3, 2025:

Name	Age	Position(s)
Bret Christensen	54	Chief Executive Officer and Director
Robert Peterson	48	Chief Financial Officer and Chief Business Officer
Mary Elizabeth Conlon	45	Vice President, Business Development, General Counsel and Corporate Secretary
Marc Beer	60	Executive Chairman

The background of Messrs. Christensen and Beer are described above under “Information Regarding Director Nominees and Current Directors.”

Robert C. Peterson, Chief Financial Officer. Mr. Robert C. Peterson has served as the Chief Financial Officer of Biote since January 2024 and also became the Chief Business Officer in April 2025. Prior to joining Biote, Mr. Peterson served as the executive vice president and chief financial officer at Virbac Corp., a subsidiary of Virbac S.A., a global veterinary pharmaceutical and wellness company, from September 2017 to January 2024. Mr. Peterson is a Certified Public Accountant and holds a B.B.A and an M.B.A. from the Texas Christian University.

Mary Elizabeth Conlon, Vice President, Business Development, General Counsel and Corporate Secretary. Ms. Mary Elizabeth Conlon has served as the Vice President, Business Development and General Counsel of Biote since June 2021 and as the Corporate Secretary since May 2022. Prior to joining Biote, Ms. Conlon founded The Conlon Law Firm, P.C., where she practiced law from January 2012 to June 2021. Prior to that, Ms. Conlon was named partner at Travis, Calhoun & Conlon, P.C., where she practiced law from 2004 to 2011. Ms. Conlon holds a J.D. from Baylor Law School and a B.A. in Communications from Baylor University.

Family Relationships

There are no family relationships among any of our executive officers or directors with the exception of Mr. Steven Heyer and Mr. Andrew Heyer, who are brothers.

EXECUTIVE COMPENSATION

Overview

We have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies, as we are an emerging growth company. The scaled down disclosure rules require compensation disclosure for our principal executive officer and our two most highly compensated executive officers other than the principal executive officer whose total compensation for 2024 exceeded $100,000 and who were serving as executive officers as of December 31, 2024. We refer to these individuals as “named executive officers.” For 2024, our named executive officers were:

1.	Teresa S. Weber, Biote’s Former Chief Executive Officer;

2.	Robert Peterson, Chief Financial Officer; and

3.	Marc Beer, Executive Chairman.

During 2024, our principal executive officer was our former Chief Executive Officer, Teresa S. Weber. Ms. Weber resigned effective February 1, 2025, and Bret Christensen became Chief Executive Officer as of that date.

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by our Chief Executive Officer and the two other most highly compensated executive officers, or collectively, the named executive officers, during the fiscal years indicated:

Name and Principal Position	Year	Salary(1)	Stock Awards(2) ($)		Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Teresa S. Weber(5)	2024	618,643	—		2,830,031	373,020	33	3,821,727
Former Chief Executive Officer	2023	600,875	—		2,758,739	457,125	—	3,816,739

Robert Peterson(6)	2024	420,330	177,000	(7)	1,003,917	159,375	11,257	1,771,879
Chief Financial Officer	2023	—	—		—	—	—	—

Marc Beer	2024	433,052	—		1,981,022	261,114	413	2,675,601
Executive Chairman	2023	252,500	—		1,181,614	217,600	80	1,651,794

(1)	Salary amounts represent actual amounts earned during the applicable year. See “—Narrative to the Summary Compensation Table—Annual Base Salary” below.
(2)

Amounts represent the aggregate grant date fair value of stock and option awards granted to our named executive officers during 2024, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 15 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

(3)

Amounts reflect target performance-based cash bonuses awarded to our named executive officers. See “—Employment and Other Arrangements” below for a description of the material terms of the program pursuant to which this compensation will be awarded. The 2024 performance-based cash bonus for each named executive officer reflects a 60% achievement of the Company’s 2024 Corporate Goals.

(4)

The amounts in this column represent: for Messrs. Peterson and Beer, Biote’s matching contributions to the named executive officer’s 401(k) plan and a gross-up of taxable gift items; and for each of Ms. Weber and Messrs. Peterson and Beer, the Company’s portion of group term life insurance and disability premiums.

(5)

On January 29, 2025, the Board accepted the resignation of Teresa S. Weber, the Company’s Chief Executive Officer, effective as of February 1, 2025. Ms. Weber will act as a strategic advisor to the Company through February 1, 2026.

(6)

Mr. Peterson was appointed as the Company’s Chief Financial Officer in January 2024. Amounts in the table reflect actual compensation awarded to Mr. Peterson and are not annualized. Mr. Peterson’s title was changed to Chief Financial Officer and Chief Business Officer in March 2025.

(7)	Represents 44,250 restricted stock units granted to Mr. Peterson on January 8, 2024 in connection with the commencement of his employment. Such award vested in full on July 8, 2024.

Narrative to the Summary Compensation Table

Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. See “—Employment and Other Arrangements” for additional information.

The following table sets forth the annual base salaries for our named executive officers for 2023 and 2024.

Name	2023 Base Salary ($)	2024 Base Salary ($)
Teresa S. Weber	610,000	621,690
Robert Peterson	—	420,330
Marc Beer	255,990	435,183

Non-Equity Incentive Plan Compensation

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. In accordance with the terms of their respective employment agreements, our named executive officers are eligible to receive discretionary annual bonuses of up to a percentage of each executive’s gross base salary based on individual performance, company performance or as otherwise determined appropriate, as determined by the Compensation Committee of the Board.

The Board previously approved specified company and individual performance metrics for annual bonuses for our executives for fiscal 2024 as well as target bonuses for certain executives of the Company. The Compensation Committee has reviewed the Company’s fiscal year 2024 corporate performance, reflecting a 60% achievement of the 2024 Corporate Goals (and resulting in payment to the named executive officers of a bonus equal to 60% of their target amount). The following table sets forth the bonus amounts for our named executive officers for 2024.

Name	2024 Target Bonus Amount	2024 Actual Bonus Amount
Teresa S. Weber	$621,700	373,020
Robert Peterson	$212,500	159,375
Marc Beer	$435,190	261,114

Equity-Based Incentive Awards

Our equity-based incentive awards granted to our named executive officers are designed to align our interests and those of our stockholders with those of our employees and consultants, including our executive officers. As of the date of this proxy statement, stock awards and stock option awards were the only form of equity awards we have granted to any of our executive officers.

We primarily use stock options as an incentive for long-term compensation to our executive officers because the stock options allow our executive officers to profit from this form of equity compensation only if our stock price increases relative to the stock option’s exercise price, which exercise price is set at the fair market value of our Common Stock on the date of grant. Vesting of equity awards is generally tied to each officer’s continuous service with us and serves as an additional retention measure. We may grant equity awards at such times as the Board or Compensation Committee determines appropriate. Our executives generally are awarded an initial grant in the form of a stock option award in connection with their commencement of employment with us. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

As of the date of this proxy statement, we have granted all stock options pursuant to our 2022 Equity Incentive Plan (the “Incentive Plan”).

All options are granted with an exercise price per share that is no less than the fair market value of our Common Stock on the date of grant of such award. Our stock option awards generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change in control events. See “—Outstanding Equity Awards at Fiscal Year-End.”

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2024. All awards were granted pursuant to the Incentive Plan.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price(1) ($)	Option Expiration Date
Teresa S. Weber	9/15/2022	734,590	402,840	(3)	$4.00	9/14/2032
	4/3/2023	314,645	440,505	(2)	$5.80	4/2/2033
	4/1/2024	—	777,083	(2)	$5.72	3/31/2034
Robert Peterson	2/1/2024	—	400,000	(3)	$4.00	1/31/2034
Marc Beer	11/15/2022	308,528	169,193	(3)	$3.97	11/14/2032
	5/17/2023	125,543	191,620	(2)	$5.83	5/16/2033
	4/1/2024	—	543,958	(2)	$5.72	3/31/2034

(1)

All of the option awards listed in the table were granted with an exercise price per share that is no less than the fair market value of our Class A Common Stock on the date of grant of such award, as determined in good faith by the Board.

(2)

25% of the shares vest on the first anniversary of the grant date, with the remainder of the shares vesting in 36 equal monthly installments thereafter, subject to the recipient’s continuous service through each applicable vesting date.

(3)

50% of the shares vest on the second-year anniversary of the grant date, with the remainder of the shares vesting in 24 equal monthly installments thereafter, subject to the recipient’s continuous service through each applicable vesting date.

See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by our named executive officers.

We may in the future, on an annual basis or otherwise, grant additional equity awards to our executive officers pursuant to our Incentive Plans.

Benefits and Perquisites

We provide benefits to our named executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; employee assistance program; life planning, financial and legal resources; and worldwide emergency travel assistance. We do not maintain any executive-specific benefit or executive perquisite programs other than as provided in the agreements described in the section immediately below.

Other than the director and officer insurance coverage we maintain for our directors and officers, we do not maintain any executive-specific health and welfare benefit or perquisites.

Health and Welfare Benefits and Perquisites

We provide benefits to our named executive officers on the same basis as provided to all of our employees, including: health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; life planning financial and legal resources; and worldwide emergency travel assistance.

401(k) Plan

Biote’s named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may contribute a portion of their annual compensation to the 401(k) Plan, subject to the maximum annual amounts as set periodically by the IRS. The Company makes a safe harbor, non-elective contribution to the 401(k) Plan equal to 3% of each participant’s eligible employee compensation. Safe harbor contributions vest immediately for each participant.

Employment and Other Arrangements

Below are descriptions of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary and annual target bonus. Each named executive officer is also eligible to participate in all employee benefit plans that are generally available to our employees. Furthermore, each of our named executive officers has executed our standard employee confidential information and invention assignment agreement, which includes, among other things, non-solicitation and non-competition provisions.

Teresa S. Weber

Services Agreement

BioTE Medical entered into a services agreement with Ms. Weber effective as of May 26, 2022. Ms. Weber resigned as the Company’s Chief Executive Officer, effective as of February 1, 2025. Ms. Weber’s services agreement provided that she would serve as the Chief Executive Officer of Biote and as a member of the Board, receive an annual base salary of $575,000 and be eligible for a discretionary annual cash bonus, with a target of 100% of base salary based on annual performance standards to be established and determined by Biote in its sole discretion.

Transition and Separation Agreement and Consulting Agreement

On January 30, 2025, Ms. Weber entered into a transition and separation agreement with the Company (the “Transition Agreement”), pursuant to which Ms. Weber is entitled to receive: (i) any accrued but unpaid salary and accrued but unused vacation through February 1, 2025, (ii) cash severance of $621,700, payable in installments commencing on the Company’s first regular payroll date that is no earlier than the first business day to occur on or after sixty (60) days following February 1, 2025, provided that on the first payment date, the Company made a catch-up payment equal to the aggregate amount of cash severance payments that would have been paid to Ms. Weber through such date had the payments commenced on the first regularly scheduled payroll date following February 1, 2025, and (iii) an additional lump-sum payment equal to 12 times the monthly premium cost for Ms. Weber of existing Company health coverage for her and her spouse under COBRA. In addition, Ms. Weber’s outstanding equity awards granted under the 2022 Equity Incentive Plan will continue to vest through the later of (i) the termination date of the Consulting Agreement (as defined below) and (ii) February 1, 2026 (the “Vesting Termination Date”). Any such equity awards structured as stock options will remain exercisable until the three-month anniversary of the Vesting Termination Date (subject to earlier expiration in accordance with the terms of such awards, including in the event of a change in control or corporate transaction involving the Company), and all other rights and obligations with respect to her equity awards are set forth in the applicable award agreement and plan documents. The Transition Agreement also includes a customary general release of claims by Ms. Weber in favor of the Company and certain related parties.

Concurrently with the Transition Agreement, Ms. Weber also entered into a consulting agreement with the Company (the “Consulting Agreement”), effective as of the Effective Date. Pursuant to the Consulting Agreement, Ms. Weber is acting as a strategic advisor to the Company through February 1, 2026, and, as consideration for such services, Ms. Weber is entitled to receive cash compensation in the amount of $20,000 per month. In the event certain services exceed 33 hours per calendar month, Ms. Weber is also eligible to receive an hourly fee of $600 per additional hour worked. Additionally, the Consulting Agreement provides that, if during the term of the Consulting Agreement and prior to any termination described therein, a change of control (as defined in the applicable equity plan) occurs, Ms. Weber’s equity awards shall vest and become exercisable in full. Either party may terminate the Consulting Agreement for Cause (as defined in the Consulting Agreement).

Robert Peterson

BioTE Medical entered into an employment agreement with Robert Peterson, effective as of January 8, 2024. Mr. Peterson’s employment agreement provides that he will serve as Biote’s Chief Financial Officer, receive an annual base salary of $425,000 and be eligible for a discretionary annual cash bonus, with a target of 50% of base salary based on annual performance standards to be established and determined by Biote in its sole discretion.

The employment agreement also provides for a one-time restricted stock unit award valued at $177,000 vesting in full in six (6) months.

In addition, Mr. Peterson’s employment agreement provides that if Mr. Peterson’s employment is terminated by us without cause or if he resigns for good reason (a “Qualifying Termination”), he shall receive (a) continuation of his then-current base salary plus (b) payment of monthly COBRA premiums for continuation coverage under his medical, dental and life insurance plans coverage (if any) as in effect on the day prior to the effective date of his termination, for a period of 9 months if such termination is not in connection with a change in control event.

If such Qualifying Termination occurs within 1 month prior to, or 12 months following, a change in control event, Mr. Peterson shall receive (x) a monthly payment in an amount equal to the sum of (i) 1/12th of his then-current base salary plus (ii) 1/12th of his then-current target bonus for a period of 12 months plus (y) payment of monthly COBRA premiums for continuation coverage under his medical, dental and life insurance plans coverage (if any) as in effect on the day prior to the effective date of his termination, for a period of 12 months. Further, the unvested portion of all time-based equity awards outstanding on the date of his Qualifying Termination (in connection with a change in control event) will become fully vested and (if applicable) exercisable.

In each case, such payments are contingent on Mr. Peterson’s execution and nonrevocation of an effective written release of claims and the COBRA premium payments shall cease in the event Mr. Peterson (i) becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment or (ii) ceases to be eligible for COBRA continuation coverage.

Biote has also entered into an indemnification agreement with Mr. Peterson on the same terms as it has with its other directors and executive officers.

Marc Beer

BioTE Medical entered into an executive chair agreement with Mr. Beer, recognizing Mr. Beer’s role in the day-to-day management of Biote, effective as of May 26, 2022, under which Mr. Beer serves as Biote’s Executive Chairman of the Board. Under the executive chair agreement, Mr. Beer will receive, in lieu of any cash and equity compensation described under “—Director Compensation,” a cash fee of $242,000 and be eligible for a discretionary annual cash bonus, with a target of 100% of cash fee based on financial performance standards of the Company to be established and determined by Biote in its sole discretion. In January 2024, the Board asked Mr. Beer to take on increased responsibilities in Biote’s day-to-day operations and execute on its strategic objectives. In March 2024, the Board approved an increase to Mr. Beer’s annual cash fee to $435,183 in recognition of such increased responsibilities.

In addition, Mr. Beer’s executive chair agreement provides that if Mr. Beer experiences a Qualifying Termination, he shall receive (a) continuation of his then-current base salary plus (b) payment of monthly COBRA premiums for continuation coverage under his medical, dental and life insurance plans coverage (if any) as in effect on the day prior to the effective date of his termination, for a period of 12 months if such termination is not in connection with a change in control event.

If such Qualifying Termination occurs within 1 month prior to, or 12 months following, a change in control event, Mr. Beer shall receive, for a period 18 months, (x) a monthly payment in an amount equal to the sum of (i) 1/12th of his then-current base salary plus (ii) 1/12th of his then-current target bonus plus (y) payment of monthly COBRA premiums for continuation coverage under his medical, dental and life insurance plans coverage (if any) as in effect on the day prior to the effective date of his termination, for a period of 18 months. Further, the unvested portion of all time-based equity awards outstanding on the date of his Qualifying Termination (in connection with a change in control event) will become fully vested and (if applicable) exercisable.

Such payments are contingent on Mr. Beer’s execution and nonrevocation of an effective written release of claims and the COBRA premium payments shall cease in the event Mr. Beer (i) becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment or (ii) ceases to be eligible for COBRA continuation coverage. Biote has also entered into an indemnification agreement with Mr. Beer on the same terms as it has with its other directors and executive officers.

Potential Payments Upon Termination or Change in Control

The employment agreements for our named executive officers provide for severance and change in control benefits as described above under “—Employment and Other Arrangements.”

Equity Benefit Plans

Equity-based compensation has been and will continue to be an important foundation in executive compensation packages as Biote believes it is important to maintain a strong link between executive incentives and the creation of stockholder value. Biote believes that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives.

Clawback Policy

In October 2023, the Compensation Committee adopted our Incentive Compensation Recoupment Policy (the “Clawback Policy”), designed to comply with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608,

which provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The Clawback Policy applies to our current and former executive officers. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) is subject to recoupment.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
From time to time, the Company grants equity awards, including stock options, to its employees, including the named executive officers. Historically, the Company has granted new-hire
equity awards on or soon after a new hire’s employment start date and annual employee equity awards, including stock options, in the second quarter of each fiscal year, which annual grants are typically approved at the regularly scheduled meeting of the Compensation Committee occurring in the previous quarter. The Company’s typical practice is to grant annual employee equity awards on the first day of the month following the month in which the awards are approved. Also, non-employee
directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the board and at the time of each annual meeting of the Company’s stockholders, respectively, pursuant to the
Non-Employee
Director Compensation Policy, as further described under the heading, “Director Compensation—Cash and Equity Compensation” below. The Company does not otherwise maintain any written policies on the timing of granting equity awards, such as stock options, or similar instruments with option-like features. Because the Compensation Committee has a practice of generally granting equity awards on the first day of the month following the month in which the awards are approved, the Compensation Committee generally does not take material nonpublic information into account when determining the timing of awards and it does not seek to time the award of stock options in relation to the Company’s public disclosure of material nonpublic information. The Company has not timed the release of material nonpublic information for the purpose of affecting the value of executive compensation.

DIRECTOR COMPENSATION

Our Board has adopted a non-employee director compensation policy that is applicable to each member of our board of directors who is not also serving as an employee or consultant. Our Compensation Committee reviews non-employee director compensation levels annually and submits recommendations with respect to any changes in non-employee director compensation levels to our Board. In 2025, Aon, our Compensation Committee’s independent compensation consultant reviewed the market competitiveness of our non-employee director compensation policy relative to our compensation peer group and recommended certain changes based on governance best practices and market trends to ensure we can attract and retain a highly qualified board of directors.

Upon recommendation of the Compensation Committee, our Board approved an amendment to our non-employee director compensation policy in March 2025 that provided for an increase to the Initial Grant and Annual Grant (each as defined below) from $216,000 to $225,000 and $324,000 to $337,500, respectively. The following is a summary of the non-employee director compensation policy effective March 2025.

Cash Compensation

We pay each of our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director is a member. Any non-executive chair and any lead director of the Board will each receive a higher retainer for such services. The chairperson of each committee will also receive a higher retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Board or the applicable committee.

The retainers to be paid to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member is as follows:

•	$50,000 per year for service as a Board member;

•	$20,000 per year for service as a lead director, in addition to the annual service retainer;

•	$20,000 per year for service as chair of the Audit Committee;

•	$15,000 per year for service as chair of the Compensation Committee;

•	$10,000 per year for service as chair of the Nominating and Corporate Governance Committee;

•	$10,000 per year for service as a non-chairperson member of the Audit Committee;

•	$7,500 per year for service as a non-chairperson member of the Compensation Committee; and

•	$5,000 per year for services as a non-chairperson member of the Nominating, Governance, and Sustainability Committee.

Equity Compensation

The policy provides that each non-employee director who is first elected or appointed to the Board, on the date of such director’s initial election or appointment to the Board (or, if such date is not a market trading day, the first market trading day thereafter), the director will automatically receive an option to purchase shares of our Class A common stock (an “Initial Option”) with a grant value of $337,500 (the “Initial Grant”). The shares subject to the Initial Grant will vest in 36 substantially equal monthly installments from the grant date, subject to the non-employee director’s continuous service through each vesting date.

In addition, on the date of each annual meeting of stockholders, each non-employee director that continues to serve as a non-employee director will receive an option to purchase shares of our Class A common stock (an

“Annual Option” and, together with the Initial Option, the “Options”) with a grant value of $225,000 (“Annual Grant”). The shares subject to each Annual Grant will vest in full on the earlier of the first anniversary of the grant date or the day prior to the date of our next annual stockholder meeting, subject to the director’s continued service as a director. The exercise price per share of Options granted under the policy will equal the fair market value of our Class A common stock on the date of grant. With respect to an eligible director who is first elected or appointed to the Board on a date other than the date of the Company’s annual stockholder meeting, upon our first annual stockholder meeting following such eligible director’s first joining the Board, such director’s first Annual Grant will be prorated to reflect the time between the election or appointment date and the date of such first annual stockholder meeting.

All Options granted under the policy will also vest in full upon the occurrence of a change in control prior to the termination of the director’s continuous service.

Each non-employee director may elect to convert his or her annual board service retainer into an award of restricted stock units (the “Retainer Grant”). Such Retainer Grants will be granted on the same day as the Annual Grants are made and will be fully vested upon grant, but settlement of such RSUs will be deferred until the earlier of (i) the date such director ceases to provide continuous service to us and (ii) such date as specified by the director in the election for such grant.

Notwithstanding the foregoing, any member of the Board that is entitled to the above compensation may elect to forego all or a portion of such compensation from time to time by giving notice to the Company.

Director Compensation for 2024

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1)(6) ($)	Total ($)
Dana Jacoby(2)	72,377	200,311	272,688
S. Mark Cone(3)	60,312	200,311	260,623
Steven J. Heyer	90,000	200,311	290,311
Andrew R. Heyer(4)	74,788	200,311	275,099
Debra L. Morris(5)	61,521	200,311	261,832

(1)

The amounts reported in this column reflect the aggregate grant date fair value of the stock and option awards granted to our directors as computed in accordance with ASC Topic 718. Note that the amounts reported in this column reflect the accounting cost for these awards and do not reflect the actual economic value that may be realized by the directors.

(2)

Ms. Jacoby elected to receive her retainer fees in RSUs in lieu of cash; $72,377 of the amount included in “Fees Earned or Paid in Cash” was paid in 12,994 fully-vested RSUs, all of which Ms. Jacoby elected to defer the issuance of the shares of Class A common stock until the first anniversary of the grant date.

(3)

Dr. Cone elected to receive his retainer fees in RSUs in lieu of cash; $60,312 of the amount included in “Fees Earned or Paid in Cash” was paid in 10,828 fully-vested RSUs, all of which Dr. Cone elected to defer the issuance of the shares of Class A common stock.

(4)

Mr. Andrew Heyer elected to receive his retainer fees in RSUs in lieu of cash; $74,788 of the amount included in “Fees Earned or Paid in Cash” was paid in 13,427 fully-vested RSUs, all of which Mr. Andrew Heyer elected to defer the issuance of the shares of Class A common stock.

(5)

Ms. Morris elected to receive her retainer fees in RSUs in lieu of cash; $61,521 of the amount included in “Fees Earned or Paid in Cash” was paid in 11,045 fully-vested RSUs, all of which Ms. Morris elected to defer the issuance of the shares of Class A common stock until the first anniversary of the grant date.

(6)	The table below shows each non-employee director who was serving, and held outstanding equity awards, as of December 31, 2024.

Name	Shares Underlying Options Outstanding (Vested) at Fiscal Year End	Shares Underlying Options Outstanding (Unvested) at Fiscal Year End	Vested RSUs at Fiscal Year End
Dana Jacoby	78,505	65,258	12,994
S. Mark Cone	78,505	65,258	20,352
Steven J. Heyer	101,396	74,063	—
Andrew R. Heyer	101,396	74,063	25,436
Debra L. Morris	69,029	84,628	11,045

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options(1)	Weighted-average exercise price of outstanding options ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders
2022 Equity Incentive Plan	10,380,398	4.95	10,223,942
2022 Employee Stock Purchase Plan	—	—	2,296,055
Equity compensation plans not approved by stockholders	—	—	—
Total	10,380,398	4.95	12,519,997

(1)

Includes shares subject to outstanding awards under our 2022 Equity Incentive Plan as of December 31, 2024, of which 10,310,571 shares are subject to outstanding options and 69,827 shares are subject to outstanding RSUs.

(2)

The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding RSUs, which have no exercise price.

(3)

Includes 10,223,942 shares available for future issuance under our 2022 Equity Incentive Plan and 2,296,055 shares available for future issuance under our 2022 Employee Stock Purchase Plan. The number of shares available for future issuance under our 2022 Equity Incentive Plan will automatically increase on January 1 of each year for a period of ten years, from January 1, 2023 through January 1, 2032, in an amount equal to five percent (5%) of the total number of shares of the Company’s capital stock outstanding on a fully diluted basis and securities convertible into or exchangeable for the Company’s capital stock on December 31 of the preceding year; provided, however that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock. The number of shares available for future issuance under our 2022 Employee Stock Purchase Plan will automatically increase on January 1 of each year, from January 1, 2023 through January 1, 2032, in an amount equal to the lesser of (i) 1% of the total number of shares of capital stock outstanding and securities convertible into or exchangeable for the Company’s capital stock on December 31st of the preceding calendar year, and (ii) 797,724 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information with respect to the beneficial ownership of our shares as of March 24, 2025 by:

•	each of our named executive officers;

•	each of our directors;

•	all of our current directors and executive officers as a group; and

•	each person known by us to be the beneficial owner of more than 5% of our Common Stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 54,710,252 shares of Common Stock outstanding as of March 24, 2025, which includes 2,028,226 Earnout Voting Shares and 1,587,000 Sponsor Earnout Shares. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of March 24, 2025. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner(1)	Number of Shares	Percentage of Shares
Directors and Named Executive Officers:
Steven J. Heyer(2)	1,234,923	2.3%
Andrew R. Heyer(3)	2,678,732	4.9%
Dana Jacoby(4)	220,721	*
Marc D. Beer(5)	3,729,126	6.7%
S. Mark Cone(6)	835,421	1.5
Debra L. Morris(7)	204,291	*
Teresa S. Weber(8)	4,485,274	8.0%
Bret Christensen(9)	37,595	*
All directors and executive officers as a group (8 individuals)	13,426,083	24.0%
Greater than Five Percent Holders:
Entities affiliated with 325 Capital Entities(10)	3,766,666	6.9%
Entities affiliated with Roystone Capital Management LP(11)	4,044,876	7.4%

*Less	than 1%.
(1)	Unless otherwise stated, the business address of each of these entities or individuals is 1875 W Walnut Hill Ln #100, Irving, TX 75038, United States.
(2)

Consists of (i) 1,061,225 shares of Class A common stock (which includes 126,132 Sponsor Earnout Shares), and (ii) 173,698 shares of Class A common stock issuable upon the exercise of options within 60 days of March 24, 2025.

(3)

Consists of (i) (a) 1,506,384 shares of Class A common stock (which includes 237,369 Sponsor Earnout Shares) and (b) 199,134 shares of Class A common stock issuable upon the exercise of options within 60 days of March 24, 2025 held by Mr. Andrew Heyer, (ii) 417,185 shares of Class A common stock (which includes 42,375 Sponsor Earnout Shares) held by Heyer Investment Management, LLC, (iii) 73,044 shares of Class A common stock (which includes 10,593 Sponsor Earnout Shares) held by Harris Reid Heyer Trust, (iv) 73,044 shares of Class A common stock (which includes 10,593 Sponsor Earnout Shares) held by James Heyer Trust, (v) 73,044 shares of Class A common stock (which includes 10,593 Sponsor Earnout Shares) held by Peter Justin Heyer Trust, (vi) 73,044 shares of Class A common stock (which includes 10,593 Sponsor Earnout Shares) held by William Heyer Trust, and (vii) 26,484 shares of Class A common stock (which includes 26,484 Sponsor Earnout Shares) held by the Mindy B. Heyer 2021 Grantor Retained Annuity Trust. Mr. Andrew Heyer is (i) a trustee of each of Harris Reid Heyer Trust, James Heyer Trust, Peter Justin Heyer Trust, and William Heyer Trust; and (ii) the managing member of Heyer Investment Management, LLC, and has voting and dispositive power of the securities held by such entities. Accordingly, Mr. Andrew Heyer may be deemed to have or share beneficial ownership of such securities. In addition, Mr. Andrew Heyer’s spouse is the sole trustee, grantor and recipient of annuity payments of the Mindy B. Heyer 2021 Grantor Retained Annuity Trust. Mr. Andrew Heyer disclaims beneficial ownership of the securities held by the Mindy B. Heyer 2021 Grantor Retained Annuity Trust, and the filing of this report should not be deemed an admission that Mr. Andrew Heyer is the beneficial owner of such securities.

(4)	Consists of (i) 50,970 shares of Class A common stock, (ii) 12,994 RSUs and (iii) 156,757 shares of Class A common stock issuable upon the exercise of options within 60 days of March 24, 2025.
(5)

Consists of 107,794 shares of Class A common stock, (ii) 2,697,092 shares of Class A common stock underlying Class V voting stock (which includes 654,387 Earnout Voting Shares), and (iii) 654,240 shares of Class A common stock issuable upon the exercise of options within 60 days of March 24, 2025.

(6)	Consists of (i) 160,829 shares of Class A common stock; (ii) 20,352 RSUs and (iii) 654,240 shares of Class A common stock issuable upon the exercise of options within 60 days of March 24, 2025.
(7)	Consists of (i) 204,291 shares of Class A common stock; (ii) 11,045 RSUs and (iii) 154,136 shares of Class A common stock issuable upon the exercise of options within 60 days of March 24, 2025.
(8)

Consists of (i) 85,040 shares of Class A common stock, (ii) 2,967,092 shares of Class A common stock underlying Class V voting stock (which includes 654,387 Earnout Voting Shares) and (iii) 1,443,142 shares of Class A common stock issuable upon the exercise of options within 60 days of March 24, 2025.

(9)	Consists of 37,595 shares of Class A common stock.
(10)

Information based on Schedule 13D filed with the SEC on June 15, 2023, which report beneficial ownership of each of: (i) 325 Capital Master Fund LP (“325 Master Fund”); (ii) 325 Capital GP LLC (“325 Capital GP”), the general partner of 325 Master Fund; (iii) 325 Capital LLC (“325”), the investment manager to 325 Master Fund; (iv) Michael D. Braner; (v) Daniel M. Friedberg and (vi) Anil K Shrivastava (collectively the “325 Capital Entities”). This filing indicates that (i) 325 Capital LLC holds 3,108,618 shares of Class A common stock; (ii) 325 Capital Master Fund LP holds 658,048 shares of Class A common stock; (iii) Mr. Braner, Mr. Friedberg and Mr. Shrivastava (collectively, the “Managing Members” of 325). As a result, the Managing Members may be deemed to beneficially own the securities directly owned by 325 Master Fund. The business address of 325 Capital Entities is 757 Third Avenue, 20th Floor, New York, NY 10017.

(11)

Information based on Amendment No. 4 to Schedule 13G filed with the SEC on March 18, 2025, which report beneficial ownership for each of: (i) Roystone Capital Management LP (“Roystone Management”); (ii) Roystone Management Holdings LLC (“Roystone Holdings”);, (iii) RB Management GP LLC (“RB Management”), (iv) Roystone Capital Holdings LLC (“Roystone Capital”); (v) Guines LLC and (vi) Richard Barrerra (together with Roystone Management, Roystone Holdings, RB Management, Roystone Capital and Guines LLC, the “Roystone Entities”). These filings indicate that (i) Guines LLC holds 3,927,547 shares of Class A common stock (which excludes 117,330 Sponsor Earnout Shares), (ii) each of the entities or individuals listed above has shared power to vote and dispose of such shares of Class A common stock and (iii) none of the entities or individuals listed above has sole power to vote or dispose of such shares of Class A common stock. The business address of the Roystone Entities is 767 Third Avenue, 29th Floor, New York, NY 10017.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2024, we believe all Section 16(a) filing requirements applicable to our officers, directors and greater than 10 percent beneficial owners were complied with, except that: (a) a Form 3 was filed late for Mr. Peterson, (b) a Form 4 was filed late for direct and indirect acquisitions of Class A common stock on June 12, 2023 by Mr. Andrew Heyer in connection with the exchange of private placement warrants, (c) four Form 4s were filed late for indirect dispositions of Class A common stock by Mr. Andrew Heyer on March 20, 2023, March 7, 2024, March 20, 2024 and April 16, 2024, and (d) one Form 4 was filed late for an acquisition of Class A common stock on June 12, 2023 by Mr. Steven Heyer in connection with the exchange of private placement warrants, each due to administrative oversight. Dr. Gary Donovitz, who beneficially owned more than 10% of the outstanding shares of Class A common stock prior to entering into the Settlement Agreement (as defined herein), upon which he granted an irrevocable proxy to the Chief Executive Officer to exercise all of Dr. Donovitz’s voting, consent and related rights with respect to any and all shares held, had not filed any reports under Section 16(a) since his initial Form 3 and Form 4. In addition, the Donovitz Family Irrevocable Trust, which beneficially owned more than 10% of the outstanding shares of Class A common stock prior to entering into that certain settlement agreement, dated as of June 28, 2024, by and between Marci M. Donovitz and the Company, upon which Ms. Donovitz granted an irrevocable proxy to the Chief Executive Officer to exercise all of the voting, consent and related rights with respect to any and all shares held, has not filed any reports under Section 16(a), including an initial Form 3 or Form 4s.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation and indemnification arrangements for our directors and executive officers, which are described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2023 and each currently proposed transaction in which:

•	Biote has been or is to be a participant;

•	the amounts involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets on a consolidated basis at year end for the past two fiscal years; and

•

any of our directors, executive officers or holders of more than five percent of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Employment Relationships

Founder Advisory Agreement

On May 18, 2022, BioTE Medical and Dr. Gary S. Donovitz, MD, the founder of BioTE Medical (“Donovitz”), entered into a Founder Advisory Agreement, effective as of the Closing (the “Founder Advisory Agreement”). Pursuant to the Founder Advisory Agreement, Donovitz transitioned from an officer and manager of BioTE Medical into the role of Founder Advisor and Senior Advisor (as defined in the Founder Advisory Agreement) as of the Closing. Pursuant to the Founder Advisory Agreement, Donovitz provided strategic advisory services to BioTE Medical for a period of four years, unless terminated earlier pursuant to the terms of the Founder Advisory Agreement, and received an annual fee equal to $300,000 per year, continued coverage under BioTE Medical’s employee benefits and reimbursement for reasonable business expenses. The Founder Advisory Agreement terminated on April 23, 2024, pursuant to the terms of the binding settlement agreement, by and among Donovitz and the Company (the “Settlement Agreement”). Total payments pursuant to the Founder Advisory Agreement for the fiscal year ended 2023 and 2024 were $254,596 and $53,122, respectively. Additionally, pursuant to the Settlement Agreement, we agreed to repurchase all of the Class A common units of Holdings, the Class V voting stock of the Company (together, “Paired Interests”) and the Class A common stock, beneficially owned by Donovitz for approximately $76.9 million in the aggregate. We will repurchase the shares over a three-year period commencing on April 26, 2024. On April 26, 2024, we repurchased 5,075,090 shares of Class A common stock and 3,117,299 Paired Interests for approximately $32.2 million.

Tax Receivable Agreement

Simultaneously with the Closing, Biote entered into a tax receivable agreement (the “TRA”) with Holdings, the Members and the Members’ Representative. Pursuant to the TRA, Biote generally will be required to pay to the Members 85% of certain net tax benefits, if any, that we realize (or in certain cases are deemed to realize) as a result of the increases in tax basis and tax benefits related to the transactions contemplated under the Business Combination Agreement and the redemption of retained holdings units in exchange for Class A common stock (or cash) pursuant to the Holdings A&R OA, and tax benefits attributable to payments under the TRA. The term of the TRA will continue until all such tax benefits have been utilized or expired unless Biote exercises its right to terminate the TRA for an amount representing the present value of anticipated future tax benefits under the TRA (calculated under certain assumptions) or certain other acceleration events occur.

Sponsor Letter

In connection with the execution of the Business Combination Agreement, certain of HYAC’s then current officers and directors, the Sponsor, Biote, Holdings and the Members’ Representative entered into the “Sponsor Letter”, pursuant to which, among other things, the Sponsor agreed to (i) vote, at any duly called meeting of stockholders of the Company, in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) subject to certain exceptions, not to effect any sale or distribution of any of its shares of Class B common stock or private placement warrants and (iii) waive any and all anti-dilution rights described in the current charter or otherwise with respect to the shares of Class B common stock held by the Sponsor that may be implicated by the Business Combination such that the Class B common stock Conversion will occur as discussed herein (and as more fully described in the Sponsor Letter). The Sponsor Letter terminated on May 26, 2023.

A&R Investor Rights Agreement

At the Closing, Biote, the Members, the Sponsor, the Members’ Representative and certain other parties entered into an investor rights agreement, which was amended and restated on July 19, 2022, and which we refer to as the A&R IRA. Pursuant to the terms of the A&R IRA, among other things, (i) that certain Registration Rights Agreement, by and between HYAC and certain security holders, dated March 1, 2021, entered into in connection with HYAC’s IPO, was terminated, (ii) the Company provided certain registration rights for the shares of Class A common stock held (or underlying certain securities held) by the Members, the Sponsor, and certain other parties, (iii) the Members agreed not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of the shares of Class A common stock, Class V common stock and the Holdings Units held by such Members, as applicable, for six months following the Closing, and the Member Earnout Units until the date such securities have been earned in accordance with the Business Combination Agreement and (iv) the Sponsor agreed not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of its (a) shares of Class A common stock (other than the Sponsor Earnout Shares, as defined therein) for six months following the Closing, (b) Sponsor Earnout Shares until the date such securities have been earned in accordance with the Business Combination Agreement and (c) warrants issued to the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated March 1, 2021, by and between the Company and the Sponsor, and the underlying shares of Class A common stock, for 30 days following the Closing Date (such lock-up period superseding the lock-up period set forth in an Insider Letter (as defined in the A&R IRA)), in each case, as more fully described in the A&R IRA). All lock-up restrictions, other than those related to the Member Earnout Units and the Sponsor Earnout Shares, have now expired.

Second Amended and Restated Operating Agreement of Holdings

At the Closing, Biote, Holdings and the Members entered into the Holdings A&R OA, which, among other things, permitted the issuance and ownership of Holdings Units as contemplated to be issued and owned upon the consummation of the Business Combination, designated Biote as the sole manager of Holdings, provided for the Exchange Rights, set forth the rights and preferences of the Holdings Units, and established the ownership of the Holdings Units by the persons or entities indicated in the Holdings A&R OA, in each case, as more fully described in the Holdings A&R OA.

Director and Officer Indemnification

Our Second Amended and Restated Certificate of Incorporation (the “Charter”) contains provisions limiting the liability of directors and provides that the Biote will indemnify each of its directors and officers to the fullest extent permitted under Delaware law.

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements provide that Biote will indemnify each of its directors and executive officers against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of the Biote’s directors or executive officers to the fullest extent permitted by Delaware law, our Charter and our Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, Biote will advance all expenses incurred by its directors and executive officers in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.

Credit Agreements

On the Closing Date, certain direct and indirect subsidiaries of Biote entered into that certain Credit Agreement, dated as of May 26, 2022 (the “Credit Agreement”; any capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement), by and among, inter alios, Holdings, BioTE Medical, BioTe IP, LLC, (“BioTe IP” and, together with Holdings and BioTE Medical, collectively, the “Loan Parties”), certain lenders party thereto from time to time (the “Lenders”), and Truist Bank, as administrative agent for the Lenders (“Administrative Agent”). The Credit Agreement provides for (i) a $50,000 senior secured revolving credit facility (the “Revolving Loans”) and (ii) a $125,000 senior secured term loan A credit facility, which was borrowed in full on the Closing Date (the “Term Loan” and, together with the Revolving Loans, collectively, the “Loans”, such transactions together the “Debt Financing”). BioTE Medical used the proceeds of the Debt Financing to refinance and replace an existing credit facility pursuant to a credit agreement, dated as of May 17, 2019, with Bank of America, N.A. and for general corporate purposes.

The Loans are also subject to customary events of default. Events of default under the Credit Agreement include (subject to grace periods in certain instances): (i) the failure by any Loan Party to timely make payments due under the Credit Agreement; (ii) material misrepresentations or misstatements in any representation or warranty by any Loan Party when made; (iii) failure by any Loan Party to comply with the covenants under the Credit Agreement and other related agreements; (iv) certain defaults under a specified amount of other indebtedness of Holdings or its subsidiaries; (v) insolvency or bankruptcy-related events with respect to Holdings or any of its subsidiaries; (vi) certain undischarged, non-appealable judgments above a specified threshold against Holdings or any of its subsidiaries; (vii) certain ERISA-related events reasonably expected to result in liability above a specified threshold to Holdings and its subsidiaries taken as a whole; (viii) any loan documents or a material part of the liens under the loan documents ceasing to be, or being asserted by Holdings or its subsidiaries not to be, in full force and effect; (ix) any loan party or subsidiary denying that it has further obligations under any Loan Document; (x) any obligations under the loan documents ceasing to constitute senior indebtedness; and (x) the occurrence of a change of control. If an event of default has occurred and continues beyond any applicable cure period, Administrative Agent may (i) accelerate all outstanding obligations under the Credit Agreement or (ii) terminate the commitments, amongst other remedies. Additionally, BioTE Medical may not borrow under the Loans while an event of default is continuing.

Although we were in compliance with all required financial covenants associated with the Credit Agreement, we failed to timely deliver a budget for the fiscal year ending December 31, 2023, resulting in an event of default as of June 30, 2023. On July 27, 2023, the lender waived the event of default and also agreed that we will not be required to deliver a budget for the fiscal year ending December 31, 2023. Additionally, although the Company was in compliance with all required financial covenants associated with the Credit Agreement, it failed to notify the administrative agent of its commitment to repurchase certain shares currently beneficially owned by the Company’s founder pursuant to the Settlement Agreement, resulting in an event of default as of March 31, 2024. On April 26, 2024, the Company entered into a First Amendment to the Credit Agreement and Waiver with the lender, that waived the event of default and also agreed that the payments made to repurchase the specified shares pursuant to the Settlement Agreement will no longer continue as an event of default. On June 26, 2024, the Company entered into a Second Amendment to the Credit Agreement, in which the lender agreed that the payments made to repurchase specified shares pursuant to a settlement agreement, by and between the Company and Marci Donovitz, dated as of June 5, 2024, will not qualify as an event of default on the Term Loan. As of December 31, 2024, the Company was in compliance with its debt covenants.

Policies and Procedures for Related Person Transactions

The Board adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions (the “RPT Policy”). The RPT policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to the our general counsel any “related person transaction” (defined as any transaction that is reportable under Item 404(a) of Regulation S-K in which we are or will be a participant and the amount involved exceeds $120,000 and in which any related person has or will have a direct or indirect material interest) and all material facts with respect thereto. The general counsel will promptly communicate such information to the Audit Committee or another independent body of our Board. No related person transaction will be entered into without the approval or ratification of our Audit Committee or another independent body of our Board. Directors interested in a related person transaction will be required to recuse themselves from any such vote. The RPT Policy does not specify the standards to be applied by its Audit Committee or another independent body of the Board in determining whether or not to approve or ratify a related person transaction, although such determinations are made in accordance with Delaware law.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Mary Elizabeth Conlon
Mary Elizabeth Conlon
Vice President, Business Development, General Counsel and Corporate Secretary

April 3, 2025

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at ir.biote.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is also available without charge upon written request to us via email at ir@biote.com.

biote Corp.	Internet:
Annual Meeting of Stockholders	www.proxypush.com/BTMD • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote

For Stockholders of record as of March 24, 2025 Tuesday, May 13, 2025 10:00 AM, Central Time Annual Meeting to be held live via the internet - please visit www.proxydocs.com/BTMD for more details.	Phone: 1-866-470-0582 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
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Virtual:
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This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Bret Christensen, Robert Peterson and Mary Elizabeth Conlon (the “Named Proxies”), and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes the Named Proxies, and each of them, to vote all the shares of capital stock of biote Corp. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon the Named Proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2, AND IN THEIR DISCRETION (1) FOR THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED HEREIN IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND (2) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved biote Corp. Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSAL 2

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect two Class III directors, each to serve until our 2028 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal;	FOR	WITHHOLD

	1.01 Marc Beer	☐	☐		FOR

	1.02 Bret Christensen	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;	☐	☐	☐	FOR

Note: To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

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Signature (and Title if applicable)	Date	Signature (if held jointly)	Date